Exhibit 99.1

Atlas Energy Solutions Announces First Quarter 2025 Results

Austin, TX – May 5, 2025 – Atlas Energy Solutions Inc. (NYSE: AESI) (“Atlas” or the “Company”) today reported financial and operating results for the first quarter ended March 31, 2025.

First Quarter 2025 Highlights

•
Total sales of $297.6 million
•
Net income of $1.2 million (0% Net Income Margin)
•
Adjusted EBITDA of $74.3 million (25% Adjusted EBITDA Margin) (1)
•
Net cash used in operating activities of $7.5 million
•
Adjusted Free Cash Flow of $58.8 million (20% Adjusted Free Cash Flow Margin) (1)
•
Maintained quarterly dividend of $0.25 per share, payable May 22, 2025

Financial Summary

.	Three Months Ended
	March 31, 2025	March 31, 2024	December 31, 2024
	(unaudited, in thousands, except percentages)
Revenue	$297,591	$192,667	$271,338
Net income	$1,219	$26,787	$14,402
Net Income Margin	0%	14%	5%
Adjusted EBITDA	$74,291	$75,543	$63,236
Adjusted EBITDA Margin	25%	39%	23%
Net cash provided by (used in) operating activities	$(7,450)	$39,562	$70,853
Adjusted Free Cash Flow	$58,758	$71,083	$47,934
Adjusted Free Cash Flow Margin	20%	37%	18%

(1)
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are non-GAAP financials measures. See Non-GAAP Financial Measures for a discussion of these measures and a reconciliation of these measures to our most directly comparable financial measures calculated and presented in accordance with GAAP.

John Turner, President & CEO, commented, “The first quarter of 2025 was an exciting start to the year for Atlas with the acquisition of Moser Energy Systems and the start-up of the Dune Express. The acquisition of Moser provides Atlas with a compelling platform for future growth, and we are excited to scale the business and implement technologies to increase efficiencies for both our operations and our customers that we proudly serve. We continue to make significant progress in the ramp-up of the Dune Express and remain focused on reaching full effective utilization this year. While our first quarter results were impacted by higher operating costs tied to the start-up of the Dune Express, we are extremely proud of our team’s strong operational execution this quarter. ”

“With the heightened current uncertainty around the global economic outlook and commodity prices, we have seen some customers choose to defer development projects planned for the second quarter into the latter half of the year in order to better gauge what direction the market is headed. While we do not know ultimately what will transpire in the market, Atlas’ ability to improve wellsite efficiencies and generate incremental savings for our customer base positions us well for whatever outcome we ultimately see.”

First Quarter 2025 Financial Results

First quarter 2025 total sales increased $26.3 million, or 9.7% when compared to the fourth quarter of 2024, to $297.6 million. Product sales increased $11.3 million, or 8.8% when compared to the fourth quarter of 2024, to $139.7 million. First quarter 2025 sales volumes increased to 5.7 million tons, or 11.8% when compared to the fourth quarter of 2024. Service sales increased $7.7 million, or 5.4% when compared to the fourth quarter of 2024, to $150.6 million. First quarter 2025 rental revenue was $7.3 million.

First quarter 2025 cost of sales (excluding depreciation, depletion and accretion expense) (“cost of sales”) increased by $15.1 million, or 7.9% when compared to the fourth quarter of 2024, to $206.1 million. The increase in our cost of sales was primarily driven by increased product and service sales.

Selling, general and administrative expenses (“SG&A”) for the first quarter of 2025 increased $8.9 million, or 34.9% when compared to the fourth quarter of 2024, to $34.4 million, primarily driven by $8.2 in acquisition-related and other transactions costs, along with $6.5 million in stock-based compensation.

Net income for the first quarter of 2025 was $1.2 million, and Adjusted EBITDA for the first quarter of 2025 was $74.3 million.

Liquidity, Capital Expenditures and Other

As of March 31, 2025, the Company’s total liquidity was $193.5 million, which was comprised of $68.7 million in cash and cash equivalents, $124.8 million of availability under the Company’s 2023 ABL Credit Facility.

Net cash used in investing activities was $228.5 million during the first quarter of 2025, driven largely by the cash component of the Moser acquisition, along with remaining costs associated with the construction of the Dune Express.

Quarterly Cash Dividend

On May 2, 2025, the Board of Directors of Atlas declared a dividend to common stockholders of $0.25 per share, or approximately $30.9 million in aggregate to shareholders. The dividend will be payable on May 22, 2025 to shareholders of record at the close of business on May 15, 2025.

Future Guidance

The Company is providing financial guidance for the second quarter of 2025. Guidance is based on current outlook and plans and is subject to a number of known and unknown uncertainties and risks and constitutes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 as further described under the Cautionary Statement below. Actual results may differ materially from the guidance set forth below.

For the second quarter of 2025, management expects sales volumes and Adjusted EBITDA to be relatively flat to up sequentially compared to first quarter levels.

Conference Call Information

The Company will host a conference call to discuss financial and operational results on Tuesday, May 6, 2025 at 9:00am Central Time (10:00am Eastern Time). Individuals wishing to participate in the conference call should dial (877) 407-4133. A live webcast will be available at https://ir.atlas.energy/. Please access the webcast or dial in for the call at least 10 minutes ahead of the start time to ensure a proper connection. An archived version of the conference call will be available on the Company’s website shortly after the conclusion of the call.

The Company will also post an updated investor presentation titled “Investor Presentation May 2025”, in addition to a "May 2025 Growth Projects Update" video, at https://ir.atlas.energy/ in the "Presentations” section under “News & Events” tab on the Company’s Investor Relations webpage prior to the conference call.

About Atlas Energy Solutions

Atlas Energy Solutions Inc. (NYSE: AESI) is a leading solutions provider to the energy industry. Atlas’s portfolio of offerings includes oilfield logistics, distributed power systems, and the largest proppant supply network in the Permian Basin. With a focus on leveraging technology, automation, and remote operations to enhance efficiencies, Atlas is centered on core mission of improving human access to the hydrocarbons that power our lives and, by doing so, maximizing value creation for our shareholders.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive or prospective in nature, that depend upon or refer to future events or conditions or that include the words “may,” “assume,” “forecast,” “position,” “strategy,” “potential,” “continue,” “could,” “will,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Examples of forward-looking statements include, but are not limited to statements regarding: the anticipated financial performance of Atlas following the recent acquisition of Moser Energy Systems (the “Moser Acquisition”), expected accretion to Adjusted EBITDA, expectations regarding the leverage and dividend profile and expectations of Atlas, our plans and expectations regarding our stock repurchase program; the expected synergies and efficiencies to be achieved as a result of the Moser Acquisition; expansion and growth of Atlas’s business following the Moser Acquisition, our business strategy, industry, future operations and profitability, expected capital expenditures and the impact of such expenditures on our performance, statements about our financial position, production, revenues and losses, our capital programs, management changes, current and potential future long-term contracts and our future business and financial performance.

Although forward-looking statements reflect our good faith beliefs at the time they are made, we caution you that these forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include but are not limited to: uncertainties as to whether the Moser Acquisition will achieve its anticipated benefits and projected synergies within the expected time period or at all; Atlas’s ability to integrate Moser’s operations in a successful manner and in the expected time period; unforeseen or unknown liabilities, future capital expenditures and potential litigation relating to the Moser Acquisition; unexpected future capital expenditures; our ability to successfully execute our stock repurchase program or implement future stock repurchase programs; commodity price volatility, including volatility stemming from the ongoing armed conflicts between Russia and Ukraine and Israel and Hamas; increasing hostilities and instability in the Middle East; adverse developments affecting the financial services industry; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements, including such changes that may be implemented by U.S. and foreign governments; our ability to complete growth projects, on time and on budget; the risk that stockholder litigation in connection with our recent corporate reorganization may result in significant costs of defense, indemnification and liability; changes in general economic, business and political conditions, including changes in the financial markets; transaction costs; actions of OPEC+ to set and maintain oil production levels; the level of production of crude oil, natural gas and other hydrocarbons and the resultant market prices of crude oil; inflation; environmental risks; operating risks; regulatory changes; lack of demand; market share growth; the uncertainty inherent in projecting future rates of reserves; production; cash flow; access to capital; the timing of development expenditures; the ability of our customers to meet their obligations to us; our ability to maintain effective internal controls; and other factors discussed or referenced in our filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”), including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on February 25, 2025, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Contact

Kyle Turlington

5918 W Courtyard Drive, Suite #500
Austin, Texas 78730
United States
T: 512-220-1200
IR@atlas.energy

Atlas Energy Solutions Inc.

Condensed Consolidated Statements of Income

(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2025	March 31, 2024	December 31, 2024

Product revenue	$139,645	$113,432	$128,445
Service revenue	150,609	79,235	142,893
Rental revenue	7,337	—	—
Total revenue	297,591	192,667	271,338
Cost of sales (excluding depreciation, depletion and accretion expense)	206,063	106,746	190,967
Depreciation, depletion and accretion expense	37,000	17,175	30,476
Gross profit	54,528	68,746	49,895
Selling, general and administrative expense (including stock-based compensation expense of $6,518, $4,206, and $6,420, respectively)	34,412	28,008	25,511
Amortization expense of acquired intangible assets	4,785	1,061	3,743
Insurance recovery (gain)	—	—	(10,098)
Operating income	15,331	39,677	30,739
Interest (expense), net	(12,078)	(4,978)	(12,018)
Other income, net	259	23	101
Income before income taxes	3,512	34,722	18,822
Income tax expense	2,293	7,935	4,420
Net income	$1,219	$26,787	$14,402

Net income per common share
Basic	$0.01	$0.26	$0.13
Diluted	$0.01	$0.26	$0.13
Weighted average common shares outstanding
Basic	118,245	102,931	110,216
Diluted	119,747	103,822	111,262

Atlas Energy Solutions Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024	December 31, 2024

Operating activities:
Net income	$1,219	$26,787	$14,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and accretion expense	38,264	18,007	31,342
Amortization of debt discount	1,109	407	1,038
Amortization of deferred financing costs	106	78	117
Amortization expense of acquired intangible assets	4,785	1,061	3,743
Stock-based compensation	6,518	4,206	6,420
Deferred income tax	1,379	7,521	4,569
Other	(122)	(5)	62
Changes in operating assets and liabilities:	(60,708)	(18,500)	9,160
Net cash provided by (used in) operating activities	(7,450)	39,562	70,853

Investing activities:
Purchases of property, plant and equipment	(52,389)	(95,486)	(76,431)
Acquisition, net of cash acquired	(181,511)	(142,233)	(11,192)
Proceeds from insurance recovery	5,398	—	4,700
Net cash used in investing activities	(228,502)	(237,719)	(82,923)

Financing Activities:
Proceeds from equity offering, net of issuance costs	253,070	—	—
Proceeds from term loan borrowings	188,805	148,500	20,000
Principal payments on term loan borrowings	(4,725)	(1,381)	(4,452)
Payment on ABL credit facility	(70,000)	—	—
Payment on Deferred Cash Consideration Note	(101,252)	—	—
Payments under finance leases	(959)	(65)	(851)
Repayment of equipment finance notes	(841)	(216)	(1,036)
Dividends	(30,435)	(21,005)	(26,451)
Taxes withheld on vesting RSUs	(595)	—	(2,067)
Issuance costs associated with debt financing	(146)	(730)	(6)
Proceeds from ABL credit facility	—	50,000	20,000
Net cash provided by financing activities	232,922	175,103	5,137
Net decrease in cash and cash equivalents	(3,030)	(23,054)	(6,933)
Cash and cash equivalents, beginning of period	71,704	210,174	78,637
Cash and cash equivalents, end of period	$68,674	$187,120	$71,704

Atlas Energy Solutions Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of	As of
	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$68,674	$71,704
Accounts receivable, net	244,735	165,967
Inventories, prepaid expenses and other current assets	62,965	51,747
Total current assets	376,374	289,418
Property, plant and equipment, net	1,552,680	1,486,246
Right-of-use assets	21,285	18,666
Goodwill	136,290	68,999
Intangible assets	203,666	105,867
Other long-term assets	4,485	3,456
Total assets	$2,294,780	$1,972,652
Liabilities and stockholders' equity
Current liabilities:
Accounts payable, including related parties	115,523	119,244
Accrued liabilities and other current liabilities	82,843	80,085
Current portion of long-term debt	33,656	43,736
Total current liabilities	232,022	243,065
Long-term debt, net of discount and deferred financing costs	493,531	466,989
Deferred tax liabilities	243,845	206,872
Other long-term liabilities	24,311	19,170
Total liabilities	993,709	936,096
Total stockholders' equity	1,301,071	1,036,556
Total liabilities and stockholders’ equity	$2,294,780	$1,972,652

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion and Maintenance Capital Expenditures are non-GAAP supplemental financial measures used by our management and by external users of our financial statements such as investors, research analysts and others, in the case of Adjusted EBITDA, to assess our consolidated operating performance on a consistent basis across periods by removing the effects of development activities, provide views on capital resources available to organically fund growth projects and, in the case of Adjusted Free Cash Flow, assess the financial performance of our assets and their ability to sustain dividends or reinvest to organically fund growth projects over the long term without regard to financing methods, capital structure, or historical cost basis.

These measures do not represent and should not be considered alternatives to, or more meaningful than, net income, income from operations, net cash provided by operating activities or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Adjusted EBITDA and Adjusted Free Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income, the most directly comparable GAAP financial measure. Our computation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Adjusted Free Cash Flow Conversion and Maintenance Capital Expenditures may differ from computations of similarly titled measures of other companies.

Non-GAAP Measure Definitions:

•
We define Adjusted EBITDA as net income before depreciation, depletion and accretion, amortization expense of acquired intangible assets, interest expense, income tax expense, stock and unit-based compensation, loss on extinguishment of debt, loss on disposal of assets, insurance recovery (gain), unrealized commodity derivative gain (loss), other acquisition related costs, and other non-recurring costs. Management believes Adjusted EBITDA is useful because it allows management to more effectively evaluate the Company’s consolidated operating performance and compare the results of its operations from period to period and against our peers without regard to financing method or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain prior period non-recurring costs of goods sold are now included as an add-back to adjusted EBITDA in order to conform to the current period presentation and to more accurately describe the Company’s consolidated operating performance and results period over period.
•
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total sales.
•
We define Adjusted Free Cash Flow as Adjusted EBITDA less Maintenance Capital Expenditures. Management believes that Adjusted Free Cash Flow is useful to investors as it provides a measure of the ability of our business to generate cash.
•
We define Adjusted Free Cash Flow Margin as Adjusted Free Cash Flow divided by total sales.
•
We define Adjusted Free Cash Flow Conversion as Adjusted Free Cash Flow divided by Adjusted EBITDA.
•
We define Maintenance Capital Expenditures as capital expenditures excluding growth capital expenditures and reconstruction of previously incurred growth capital expenditures.

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to Net Income

(unaudited, in thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024	December 31, 2024
Net income	$1,219	$26,787	$14,402
Depreciation, depletion and accretion expense	38,264	18,007	31,342
Amortization expense of acquired intangible assets	4,785	1,061	3,743
Interest expense	13,046	6,976	12,257
Income tax expense	2,293	7,935	4,420
EBITDA	$59,607	$60,766	$66,164
Stock-based compensation	6,518	4,206	6,420
Insurance recovery (gain) (1)	—	—	(10,098)
Other non-recurring costs (2)	849	368	—
Other acquisition related costs (3)	7,317	10,203	750
Adjusted EBITDA	$74,291	$75,543	$63,236
Maintenance Capital Expenditures (4)	$15,533	$4,460	$15,302
Adjusted Free Cash Flow	$58,758	$71,083	$47,934

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Adjusted Free Cash Flow to Net Cash Provided by Operating Activities

(unaudited, in thousands, except percentages)

	Three Months Ended
	March 31, 2025	March 31, 2024	December 31, 2024
Net cash provided by (used in) operating activities	$(7,450)	$39,562	$70,853
Current income tax expense (benefit) (4)	914	414	(149)
Change in operating assets and liabilities	60,708	18,500	(9,160)
Cash interest expense (4)	11,831	6,491	11,102
Maintenance capital expenditures (4)	(15,533)	(4,460)	(15,302)
Other non-recurring costs (2)	849	368	—
Other acquisition related costs (3)	7,317	10,203	750
Insurance recovery (gain) (1)	—	—	(10,098)
Other	122	5	(62)
Adjusted Free Cash Flow	$58,758	$71,083	$47,934
Adjusted EBITDA Margin	25%	39%	23%
Adjusted Free Cash Flow Margin	20%	37%	18%
Adjusted Free Cash Flow Conversion	79%	94%	76%

(1)
Represents insurance recovery (gain) deemed collectible and legally enforceable related to the fire at one of the Kermit plants.
(2)
Other non-recurring costs includes costs incurred during our 2025 Term Loan Credit Facility transaction, reorganization under a new public holding company (the “Up-C Simplification”), temporary loadout, and other infrequent and unusual costs.
(3)
Represents transactions costs incurred in connection with acquisitions, including fees paid to finance, legal, accounting and other advisors, employee retention and benefit costs, and other operational and corporate costs.
(4)
A reconciliation of these items used to calculate Adjusted Free Cash Flow to comparable GAAP measures is included below.

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Maintenance Capital Expenditures to Purchase of Property, Plant and Equipment

(unaudited, in thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024	December 31, 2024
Maintenance Capital Expenditures, accrual basis reconciliation:
Purchases of property, plant and equipment	$52,389	$95,486	$76,431
Changes in operating assets and liabilities associated with investing activities and equipment assets acquired through debt (1)	(13,526)	(2,575)	(11,118)
Less: Growth capital expenditures and reconstruction of previously incurred growth capital expenditures	(23,330)	(88,451)	(50,011)
Maintenance Capital Expenditures, accrual basis	$15,533	$4,460	$15,302

(1)
Positive working capital changes reflect capital expenditures in the current period that will be paid in a future period. Negative working capital changes reflect capital expenditures incurred in a prior period but paid during the period presented. In addition, this amount includes equipment assets acquired through debt.

Atlas Energy Solutions Inc. – Supplemental Information

Reconciliation of Current Income Tax Expense to Income Tax Expense

(unaudited, in thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024	December 31, 2024
Current tax expense reconciliation:
Income tax expense	$2,293	$7,935	$4,420
Less: deferred tax expense	(1,379)	(7,521)	(4,569)
Current income tax expense (benefit)	$914	$414	$(149)

Atlas Energy Solutions Inc. – Supplemental Information

Cash Interest Expense to Income Expense, Net

(unaudited, in thousands)

	Three Months Ended
	March 31, 2025	March 31, 2024	December 31, 2024
Cash interest expense reconciliation:
Interest expense, net	$12,078	$4,978	$12,018
Less: Amortization of debt discount	(1,109)	(407)	(1,038)
Less: Amortization of deferred financing costs	(106)	(78)	(117)
Less: Interest income	968	1,998	239
Cash interest expense	$11,831	$6,491	$11,102